     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 17, 1999.
                                             REGISTRATION NO. 333-_____________.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                   AMERICAN AIRCARRIERS SUPPORT, INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                     52-2081515
  (STATE OR OTHER JURISDICTION              (I.R.S. EMPLOYER IDENTIFICATION NO.)
OF INCORPORATION OR ORGANIZATION)

                          587 GREENWAY INDUSTRIAL DRIVE
                             LAKEMONT BUSINESS PARK
                         FORT MILL, SOUTH CAROLINA 29715
                            TELEPHONE: (803) 548-2160

    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                   AMERICAN AIRCARRIERS SUPPORT, INCORPORATED
                         1998 OMNIBUS STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                  KARL F. BROWN
                          587 GREENWAY INDUSTRIAL DRIVE
                             LAKEMONT BUSINESS PARK
                         FORT MILL, SOUTH CAROLINA 29715
                            TELEPHONE: (803) 548-2160
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                                    COPY TO:

                             ROBERT W. WALTER, ESQ.
                     BERLINER ZISSER WALTER & GALLEGOS, P.C.
                         1700 LINCOLN STREET, SUITE 4700
                             DENVER, COLORADO 80203
                            TELEPHONE: (303) 830-1700

                               ------------------


                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================

                                          AMOUNT            PROPOSED MAXIMUM          PROPOSED MAXIMUM
       TITLE OF SECURITIES                 TO BE             OFFERING PRICE              AGGREGATE             AMOUNT OF
        TO BE REGISTERED                REGISTERED            PER SHARE(1)           OFFERING PRICE(1)      REGISTRATION FEE
==============================================================================================================================
COMMON STOCK(2)..................         273,250                 $6.00                 $1,639,500               $456.00
------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK(2)..................         120,000                  6.60                    792,000                220.00
------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK(2)..................         200,000                  9.625                 1,925,000                535.00
------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK(2)..................         306,750                  8.875                 2,722,407                757.00
------------------------------------------------------------------------------------------------------------------------------
TOTAL(2).........................         900,000                                       $7,078,907             $1,968.00
==============================================================================================================================

(1) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457(h). REPRESENTS THE AVERAGE OF THE HIGH AND LOW PRICES FOR THE COMMON STOCK AS QUOTED ON THE NASDAQ NATIONAL MARKET ON SEPTEMBER 10, 1999.
(2) PURSUANT TO RULE 416, INCLUDES SUCH INDETERMINATE NUMBER OF ADDITIONAL SHARES OF COMMON STOCK AS MAY BE REQUIRED TO BE ISSUED PURSUANT TO THE ANTI-DILUTION PROVISIONS OF THE STOCK OPTION PLAN IN THE EVENT OF A STOCK SPLIT, STOCK DIVIDEND OR SIMILAR EVENT.

================================================================================

                                     PART I

             INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents previously filed with the Securities and Exchange Commission are incorporated herein by reference:

          (a)   The Company's Annual Report on Form 10-KSB filed pursuant to
                Section 13(a) or 15(d) under the Securities Exchange Act of 1934, as amended, on March 16, 1999 and amended on June 3, 1999, which Annual Report contains audited financial statements for the Company's fiscal year ended December 31, 1998.

          (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Company's Annual Report referred to in (a) above; and

          (c) The description of Common Stock contained in the Company's Registration Statement on Form 8-A filed May 18, 1998 under the Exchange Act, which Form 8-A incorporated by reference the description of the Company's capital stock contained in the Company's Registration Statement on Form SB-2 (S.E.C. File No. 333-48497), as filed with the Commission under the Securities Act of 1933, as amended, and declared effective May 28, 1998.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          The validity of the securities offered will be passed upon for the Company by Berliner Zisser Walter & Gallegos, P.C., Denver, Colorado. A partner of such firm holds options to acquire 20,000 shares of Common Stock of the Company and owns 17,000 shares of Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Pursuant to the provisions of the Delaware General Corporation Law, the Company has adopted provisions in its Certificate of Incorporation which provide that directors of the Company shall not be personally liable for monetary damages to the Company or its stockholders for a breach of fiduciary duty as a director, except for liability as a result of (i) a breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) an act related to the unlawful stock repurchase or payment of a dividend under Section 174 of Delaware General Corporation Law; or (iv) transactions from which the director derived an improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

          The Company's Certificate of Incorporation states that the Company's officers, directors, incorporator, employees and agents are entitled to be indemnified by the Company to the full extent permitted under Delaware law. The Company intends to enter into separate indemnification agreements with its directors and officers which may, in some cases, be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms.

          At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

*    4.1.    Form of specimen certificate for Common Stock of the Company.

*    4.1.2   Form of Representative's Warrant Agreement to Cruttenden Roth Incorporated.

*    4.2.    Registration Rights Agreement between the Company and M. Mike Evans.

*    4.3.    Registration Rights Agreement between the Company and Condor Flight Spares, Inc.

*    4.4.    Registration Rights Agreement between the Company and American Jet Engines Services, Inc.

**   5.      Opinion of Berliner Zisser Walter & Gallegos, P.C., regarding legality of the securities covered by this Registration Statement.

**  10.3.2   American Aircarriers Support, Incorporated 1998 Omnibus Stock Option Plan, as amended.

    15.      Not applicable.

**  23.1.    The consent of Berliner Zisser Walter & Gallegos, P.C., to the use of its opinion with respect to the legality of the securities covered by this Registration Statement is included in Exhibit 5.

**  23.2.    Consent of Cherry, Bekaert & Holland, L.L.P., independent certified public accountants.

    24.      Not applicable.

-----------------------------

* Incorporated by reference from the Company's Registration Statement on Form SB-2 (S.E.C. File No. 333-48497).
**       Filed herewith.

ITEM 9.  UNDERTAKINGS.

         (a)   Rule 415.

         The undersigned small business issuer hereby undertakes that it will:

               (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                    (iii) Include any additional or changed material information on the plan of distribution.

               (2) For determining liability under the Securities Act of 1933 (the "Securities Act"), treat each post-effective amendment as a new registration statement of securities offered, and the offering of the securities at that time to be the initial bona fide offering.

               (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) Warrants and rights offerings.

         Not applicable.

         (h)   Indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Mill, State of South Carolina, on September 16, 1999.

                                      AMERICAN AIRCARRIERS SUPPORT, INCORPORATED

                                    By:   /s/ Karl F. Brown
                                        ----------------------------------------
                                        Karl F. Brown, Chairman of the Board and
                                        Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                  TITLE                                 DATE
                   ---------                                  -----                                 ----

 /s/ Karl F. Brown                         Chairman of the Board and                        September 16, 1999
-------------------------------            Chief Executive Officer
     Karl F. Brown                         (Principal Executive Officer)


 /s/ Joseph E. Civiletto                   President, Chief Operating                       September 16, 1999
-------------------------------            Officer and Director
     Joseph E. Civiletto


 /s/ Elaine T. Rudisill                    Chief Financial Officer (Principal               September 16, 1999
-------------------------------            Financial and Accounting Officer)
     Elaine T. Rudisill


 /s/ David M. Furr                         Director                                         September 16, 1999
-------------------------------
     David M. Furr


 /s/ Pamela K. Clement                     Director                                         September 16, 1999
-------------------------------
     Pamela K. Clement

 /s/                                       Director
-------------------------------
     James T. Comer, III


 /s/ Anton K. Khoury                       Director                                         September 16, 1999
-------------------------------
     Anton K. Khoury


 /s/ Michael F. Evans                      Director                                         September 16, 1999
-------------------------------
     Michael F. Evans

                                  EXHIBIT INDEX

*    4.1.    Form of specimen certificate for Common Stock of the Company.

*    4.1.2   Form of Representative's Warrant Agreement to Cruttenden Roth Incorporated.

*    4.2.    Registration Rights Agreement between the Company and M. Mike Evans.

*    4.3.    Registration Rights Agreement between the Company and Condor Flight Spares, Inc.

*    4.4.    Registration Rights Agreement between the Company and American Jet Engines Services, Inc.

**   5.      Opinion of Berliner Zisser Walter & Gallegos, P.C., regarding legality of the securities covered by this Registration Statement.

**  10.3.2   American Aircarriers Support, Incorporated 1998 Omnibus Stock Option Plan, as amended.

    15.      Not applicable.

**  23.1.    The consent of Berliner Zisser Walter & Gallegos, P.C., to the use of its opinion with respect to the legality of the securities covered by this Registration Statement is included in Exhibit 5.

**  23.2.    Consent of Cherry, Bekaert & Holland, L.L.P., independent certified public accountants.

    24.      Not applicable.

-----------------------------
* Incorporated by reference from the Company's Registration Statement on Form SB-2 (S.E.C. File No. 333-48497).
**       Filed herewith.